Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Fourth Quarter and Full Year 2021 Results

PHOENIX, Ariz. – (Globe Newswire) – February 24, 2022 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ending January 2, 2022.Period-over-period comparison stated herein reflect 13 and 52 weeks in the fourth quarter and fiscal year 2021 to 14 and 53 weeks in the fourth quarter and fiscal year 2020, respectively, unless otherwise noted(1).

"We are pleased that results for both sales and earnings exceeded our expectations for the quarter and are encouraged by the fact that we experienced quarterly positive comp transactions,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "We made progress in 2021 on our strategic roadmap, which sets us up for continued growth and financial success in the years to come. More importantly, I am amazed each and every day by the incredible contribution and dedication of our approximately 31,000 team members, who are committed to providing a broad array of healthy options at great prices for Sprouts' customers."

Fourth Quarter Highlights(2):

•
Net sales totaled $1.49 billion; a 7% decrease from the same period in 2020, primarily due to the $122 million in sales during the extra week of the fourth quarter of 2020. Net sales increased 9% from the same period in 2019
•
Comparable store sales growth of -1.1% and two-year comparable store sales growth of 2.7%(3)
•
Gross margin of 35.7%, a decrease of approximately 100 basis points to the same period in 2020 and an increase of approximately 135 basis points from the same period in 2019
•
Selling, general and administrative expenses ("SG&A") totaled $449 million, a decrease of $15 million primarily due to the $29 million of SG&A costs for the extra week in 2020. SG&A increased 15.8% compared to the same period in 2019
•
Net income of $36 million; compared to net income of $68 million and adjusted net income(4) of $70 million in the same period in 2020; and compared to net income of $32 million from the same period in 2019
•
Diluted earnings per share of $0.32; compared to $0.58 diluted earnings per share and adjusted diluted earnings per share(4) of $0.59 in the same period in 2020; and compared to $0.27 diluted earnings per share from the same period in 2019

Fiscal Year 2021 Highlights(2):

•
Net sales of $6.1 billion; a 6% decrease from 2020, primarily due to cycling the demand from the COVID-19 pandemic, as well as the 53rd week in 2020. Net sales increased 8% from the same period 2019
•
Comparable store sales growth of -6.7% and two-year comparable store sales growth of 0.4%(3)
•
Gross margin of 36.2%, a decrease of approximately 55 basis points compared to the same period in 2020 and an increase of approximately 260 basis points from the same period in 2019
•
SG&A totaled $1.75 billion, a decrease of $116 million, reflective of lower COVID-19 pandemic response costs in 2021 and the 53rd week in 2020. SG&A increased 12.8% compared to the same period in 2019
•
Net income of $244 million; compared to net income of $287 million and adjusted net income(4) of $294 million in 2020; and compared to net income of $150 million in 2019

•
Diluted earnings per share of $2.10; compared to $2.43 diluted earnings per share and adjusted diluted earnings per share(4) of $2.49 in 2020; and compared to $1.25 diluted earnings per share in 2019
•
Sprouts opened 12 new stores and relocated one, resulting in 374 stores in 23 states as of January 2, 2022

Leverage and Liquidity in 2021

•
Generated cash from operations of $365 million
•
Invested $81 million in capital expenditures net of landlord reimbursement, primarily for new stores
•
Repurchased 7.4 million shares of common stock for a total investment of $188 million.
•
Sprouts ended the year with:
o
$250 million balance on its revolving credit facility
o
$28 million of letters of credit outstanding under the facility
o
$245 million in cash and cash equivalents
o
$112 million available under the current share repurchase authorization.

1 2020 included a 14th week in the fourth quarter. This extra week added approximately $122 million to sales, $16 million to EBIT and $0.10 to diluted earnings per share in the fourth quarter of 2020.

2 The Company’s results for the fourth quarter of 2020 and FY 2020 were significantly impacted by the COVID-19 pandemic. Accordingly, this presentation also includes certain comparisons to results in the fourth quarter of 2019 and FY 2019.

3 To account for the 53rd week in fiscal 2020 we shifted each week back one week, thereby ignoring the first week of fiscal 2020 to better align holidays for comparison purposes. More information can be found at investors.sprouts.com under additional reports.

4 Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items. There were no such adjustments for the quarter or fiscal year ended January 2, 2022 or the quarter ended December 29, 2019. See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

Outlook

The following provides our expected outlook for first quarter and full-year 2022:

First Quarter and Full Year 2022 Outlook
	Q1 2022	Full-Year 2022 Outlook
Net sales growth		4.0% to 6.0%
Unit growth		15 to 20 new stores
Comparable store sales growth	0.0% to 2.0%	0.0% to 2.0%
Adjusted EBIT		$330M to $345M
Adjusted diluted earnings per share	$0.69 to $0.73	$2.14 to $2.24
Effective tax rate		Approximately 25%
Capital expenditures		$150M to $170M
(net of landlord reimbursements)

Fourth Quarter and Full Year 2021 Conference Call

Sprouts will hold a conference call at 3 p.m. Mountain Standard Time (5 p.m. Eastern Standard Time) on Thursday, February 24, 2022, during which Sprouts executives will further discuss fourth quarter and fiscal year 2021 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 6589237.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest-growing retailers in the country, Sprouts employs approximately 31,000 team members and operates more than 370 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net sales	$1,492,796	$1,601,834	$6,099,869	$6,468,759
Cost of sales	959,568	1,013,805	3,890,657	4,089,470
Gross profit	533,228	588,029	2,209,212	2,379,289
Selling, general and administrative expenses	448,707	463,635	1,748,205	1,863,869
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,222	31,487	122,258	124,124
Store closure and other costs, net	2,916	(25)	4,673	(369)
Income from operations	51,383	92,932	334,076	391,665
Interest expense, net	2,844	3,106	11,684	14,787
Income before income taxes	48,539	89,826	322,392	376,878
Income tax provision	12,311	21,429	78,235	89,428
Net income	$36,228	$68,397	$244,157	$287,450
Net income per share:
Basic	$0.32	$0.58	$2.12	$2.44
Diluted	$0.32	$0.58	$2.10	$2.43
Weighted average shares outstanding:
Basic	112,019	117,951	115,377	117,821
Diluted	112,786	118,315	116,077	118,224

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	January 2, 2022	January 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$245,287	$169,697
Accounts receivable, net	21,574	14,815
Inventories	265,387	254,224
Prepaid expenses and other current assets	35,468	27,224
Total current assets	567,716	465,960
Property and equipment, net of accumulated depreciation	716,029	726,500
Operating lease assets, net	1,072,019	1,045,408
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	13,513	14,698
Total assets	$2,923,115	$2,806,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145,901	$139,337
Accrued liabilities	155,996	143,402
Accrued salaries and benefits	58,743	76,695
Current portion of operating lease liabilities	151,755	135,739
Current portion of finance lease liabilities	1,078	959
Total current liabilities	513,473	496,132
Long-term operating lease liabilities	1,095,909	1,069,535
Long-term debt and finance lease liabilities	259,656	260,459
Other long-term liabilities	36,306	40,912
Deferred income tax liability	57,895	58,073
Total liabilities	1,963,239	1,925,111
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 111,114,374 shares issued and outstanding, January 2, 2022; 117,953,435 shares issued and outstanding, January 3, 2021	111	118
Additional paid-in capital	704,701	686,648
Accumulated other comprehensive loss	(3,758)	(8,474)
Retained earnings	258,822	203,001
Total stockholders’ equity	959,876	881,293
Total liabilities and stockholders’ equity	$2,923,115	$2,806,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fifty-two weeks ended	Fifty-three weeks ended
	January 2, 2022	January 3, 2021
Operating activities
Net income	$244,157	$287,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	125,541	126,507
Operating lease asset amortization	108,517	99,276
Store closure and other costs, net	4,762	(321)
Share-based compensation	15,883	14,339
Deferred income taxes	(178)	3,717
Other non-cash items	1,167	3,683
Changes in operating assets and liabilities:
Accounts receivable	16,928	25,977
Inventories	(11,417)	21,754
Prepaid expenses and other current assets	(5,879)	(14,970)
Other assets	(1,782)	(5,461)
Accounts payable	4,523	20,184
Accrued liabilities	610	4,296
Accrued salaries and benefits	(17,951)	28,116
Accrued income tax	—	(2,005)
Operating lease liabilities	(120,483)	(120,085)
Other long-term liabilities	401	1,578
Cash flows from operating activities	364,799	494,035
Investing activities
Purchases of property and equipment	(102,378)	(121,968)
Cash flows used in investing activities	(102,378)	(121,968)
Financing activities
Payments on revolving credit facilities	—	(288,000)
Payments on finance lease obligations	(685)	(754)
Repurchase of common stock	(188,343)	—
Proceeds from exercise of stock options	2,170	1,343
Cash flows used in financing activities	(186,858)	(287,411)
Increase in cash, cash equivalents, and restricted cash	75,563	84,656
Cash, cash equivalents, and restricted cash at beginning of the period	171,441	86,785
Cash, cash equivalents, and restricted cash at the end of the period	$247,004	$171,441

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen and fifty-two weeks ended January 2, 2022 and for the fourteen and fifty-three weeks ended January 3, 2021 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen and fifty-two weeks ended January 2, 2022 and for the fourteen and fifty-three weeks ended January 3, 2021:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended	Fourteen weeks ended	Fifty-two weeks ended	Fifty-three weeks ended
	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net income	$36,228	$68,397	$244,157	$287,450
Income tax provision	12,311	21,429	78,235	89,428
Interest expense, net	2,844	3,106	11,684	14,787
Earnings before interest and taxes (EBIT)	51,383	92,932	334,076	391,665
Special Items:
Strategic initiatives (1)	—	1,802	—	8,835
Adjusted EBIT	51,383	94,734	334,076	400,500

Depreciation, amortization and accretion	31,119	32,080	125,541	126,508
Adjusted EBITDA	$82,502	$126,814	$459,617	$527,008

Net income	36,228	68,397	244,157	287,450
Special Items:
Strategic initiatives, net of tax (1)	—	1,339	—	6,565
Adjusted Net income	$36,228	$69,736	$244,157	$294,015
Diluted earnings per share	$0.32	$0.58	$2.10	$2.43
Adjusted diluted earnings per share	$0.32	$0.59	$2.10	$2.49

Diluted weighted average shares outstanding	112,786	118,315	116,077	118,224

(1)
Includes professional fees related to strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

2/24/22